UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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AMAG PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

MSMB CAPITAL MANAGEMENT LLC
IRONMAN ACQUISITION, LP
IRONMAN ACQUISITION GP, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MSMB CAPITAL COMMENCES CONSENT SOLICITATION TO REPLACE BOARD
OF DIRECTORS OF AMAG PHARMACEUTICALS
Reiterates Interest in Acquiring AMAG for $18 per share
Intends to Solicit Proxies in Opposition to Merger with Allos Therapeutics
NEW YORK, September 22, 2011—MSMB Capital Management LLC, a fund specializing in long-term strategic investments in healthcare and biotechnology businesses, along with Ironman Acquisition, LP and Ironman Acquisition GP, LLC, today announced that it filed a preliminary consent solicitation statement with the Securities and Exchange Commission (“SEC”) that seeks, among other things, to remove the current board of directors (excluding Robert J. Perez) of AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) and to elect MSMB’s nominees. MSMB’s nominees are Mr. William Ashton, Mr. Cornelius Golding, Dr. Peter Rheinstein, Mr. Steven Richardson and Dr. Andrew Vaino. The preliminary consent statement contains a description of each nominee’s background and qualifications.
Additionally, on September 22, 2011, MSMB filed a preliminary proxy statement with the SEC seeking proxies in opposition to the proposed issuance of new shares of Amag common stock in connection with the proposed merger of Amag and Allos Therapeutics, Inc. (“Allos”). If the Amag stockholders do not approve the issuance of new shares of common stock, Amag will not be able to complete the proposed merger with Allos.
“MSMB believes that it is important for the Amag stockholders to determine whether the existing Amag board of directors appreciates the objectives of the Amag stockholders. Over the past four years, we believe that the current board has allowed management to undertake an ill-conceived business plan and destroy stockholder value. The board’s latest and most grievous offense was approving the proposed merger with Allos. Due to the excessively high valuation placed on Allos as well as the lack of synergies between Amag and Allos, we believe this merger will have disastrous consequences and further depress the value of Amag,” said Martin Shkreli, Chief Investment Officer of MSMB Capital Management LLC. Mr. Shkreli further explained that, “Amag needs a fresh perspective and new energy to build value for all stockholders. Replacing a majority of Amag’s board and voting against the proposed share issuance will ensure that the Amag board prioritizes the goals of the Amag stockholders.” Mr. Shkreli also reiterated that, “MSMB remains committed to pursuing an all-cash transaction with Amag in which MSMB would purchase all of the outstanding shares of Amag common stock that it does not own for $18.00 per share. Following the removal of the current board of directors, MSMB intends to discuss its proposal with the reconstituted Amag board of directors.”
A consent solicitation is a process available under Delaware law and Amag’s organizational documents whereby the stockholders can act by submitting written consents to any proposed stockholder action in lieu of voting in person or by proxy at a meeting of stockholders.
MSMB anticipates distributing a definitive consent statement and a definitive proxy statement to Amag stockholders in early October after the SEC has had an opportunity to review and comment on the preliminary consent statement and the preliminary proxy statement. Under Delaware law, our proposals to remove the current board of directors of Amag (excluding Mr. Robert J. Perez) and to elect our five nominees would generally become effective upon delivery to Amag of valid written consents signed by stockholders representing at least a majority of the outstanding shares of common stock.

THIS PRESS RELEASE IS NOT A CONSENT STATEMENT OR A PROXY STATEMENT, NOR IS IT A SOLICITATION OF ANY CONSENT OR PROXY. ANY SUCH SOLICITATION WILL BE MADE ONLY BY A WRITTEN DEFINITIVE CONSENT STATEMENT OR BY A WRITTEN DEFINITIVE PROXY SOLICITATION STATEMENT DULY FILED WITH THE SEC. PLEASE READ THE PRELIMINARY CONSENT STATEMENT AND THE PRELIMINARY PROXY STATEMENT CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS, INCLUDING, BUT NOT LIMITED TO, MSMB CAPITAL MANAGEMENT, IRONMAN ACQUISITION, LP AND IRONMAN ACQUISITION GP, LLC, THE NOMINEES THAT THEY ARE PROPOSING TO BE ELECTED TO SERVE ON AMAG’S BOARD OF DIRECTORS, THE PROPOSALS THEY WILL BE ASKING THE STOCKHOLDERS TO VOTE AGAINST AND THEIR RESPECTIVE HOLDINGS (SECURITIES OR OTHERWISE, DIRECT OR INDIRECT) IN AMAG. YOU MAY OBTAIN A FREE COPY OF THE PRELIMINARY CONSENT STATEMENT AND THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT AND THE DEFINITIVE PROXY STATEMENT, AT THE SEC’S WEB SITE AT http://www.sec.gov/. A FREE COPY OF THE PRELIMINARY CONSENT STATEMENT AND THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT AND THE DEFINITIVE PROXY STATEMENT, MAY BE OBTAINED FROM INNISFREE M&A INCORPORATED, 501 MADISON AVENUE 20TH FLOOR, NEW YORK, NY 10022, TOLL FREE TELEPHONE NUMBER: (877) 717-3929.
Certain Information Regarding Forward-Looking Statements
This press release may contain forward-looking statements. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of MSMB and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements. MSMB undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes except as required by securities laws. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

About MSMB Capital
MSMB Capital is an investment firm focused on global healthcare and biotechnology opportunities and long-term investments. MSMB identifies and pursues investments in both the private and public markets. MSMB identifies investment opportunities and seeks to maximize value and create opportunities.
MSMB Capital Management LLC
Kevin Mulleady, 212-983-0069
Chief Executive Officer
Innisfree M&A Incorporated
Scott Winter / Mike Brinn, 212-750-5833